Zenium Topco Limited

Zenium Topco Limited
Financial Statements for the year ended 31 December 2017

Zenium Topco Limited

Contents

Report of Independent Auditors    3

Consolidated statement of financial position5

Consolidated statement of comprehensive income6

Consolidated statement of changes in equity7

Consolidated statement of cash flows8

Notes to the consolidated financial statements9

Zenium Topco Limited

www.pwc.com

Report of Independent Auditors

To the Directors of Zenium Topco Limited

We have audited the accompanying consolidated financial statements of Zenium Topco Limited and its subsidiaries, which comprise the consolidated statement of financial position as of 31 December 2017, and the related consolidated statement of comprehensive income, consolidated statement of cash flows and consolidated statement of changes in equity for the year then ended.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, except for the exclusion of comparative information as discussed in Note 2.1, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Zenium Topco Limited and its subsidiaries as of 31 December 2017, and the results of their operations and their cash flows for the year then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of matter

As discussed in Note 2.1, the accompanying consolidated financial statements do not include comparative figures for the prior period as required by IAS 1, "Presentation of financial statements". In our opinion,

Zenium Topco Limited

inclusion of comparative figures is necessary to obtain a proper understanding of the current period's financial statements. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP
London
United Kingdom
31 October 2018

Zenium Topco Limited

Consolidated statement of financial position

	Note	As at 31 December 2017
		US$'000
Assets
Non-current assets
Property, plant and equipment	4	232,697
Intangible assets	5	16,033
Deferred tax assets	6	1,975
Other receivables	7	5,040
Total non-current assets		255,745
Current assets
Trade and other receivables	8	11,230
Restricted cash	25	241
Cash and cash equivalents		33,402
Total current assets		44,873
Total assets		300,618
Equity
Share capital	9a	244
Share premium	9a	244,160
Other reserves	10	1,163
Currency translation reserve		1,455
Accumulated losses		(55,196)
Equity attributable to owners of the parent		191,826
Non-controlling interest	26	420
Total equity		192,246
Liabilities
Non-current liabilities
Borrowings	11	78,252
Provisions	13	-
Accruals and deferred income	12	111
Deferred tax liabilities	6	4,167
Derivatives	3	54
Total non-current liabilities		82,584
Current liabilities
Trade and other payables	12	21,530
Borrowings	11	4,228
Provisions	13	30
Total current liabilities		25,788
Total liabilities		108,372
Total equity and liabilities		300,618

The notes on pages 9 to 46 are an integral part of these consolidated financial statements.
The financial statements on pages 5 to 46 were authorised for issue by the board of directors on
31 October 2018 and were signed on its behalf by:
_________________                     _____________________
Robert Jackson - Director                    Erik Leban - Director

Zenium Topco Limited

Consolidated statement of comprehensive income

	Note	Year ended 31 December 2017
		US$'000
Revenue	14	21,816
Cost of sales	15	(13,699)
Gross profit		8,117
Administrative expenses analysed
Other administrative expenses	17	(4,574)
Employee benefits expenses	16	(5,673)
Depreciation of property, plant and equipment	4	(5,004)
Amortisation of intangible assets	5	(905)
Exceptional items	18	(9,384)
Administrative expenses		(25,540)
Foreign exchange losses		(219)
Operating loss		(17,642)
Finance income	19	68
Finance costs	19	(4,549)
Foreign exchange on intra-group borrowings		8,905
Finance income/(costs) – net		4,424
Loss before income tax		(13,218)
Income tax credit/(charge)	6	53
Loss for the year attributable to owners of the parent from continuing operations		(13,165)
Profit/(loss) for the year from discontinued operations	21	8,925
Loss for the year attributable to owners		(4,240)

Items that may be subsequently reclassified to profit or loss
Currency translation differences		6,393
Total comprehensive loss for the year attributable to owners of the parent		2,153

The notes on pages 9 to 46 are an integral part of these consolidated financial statements.

Zenium Topco Limited

Consolidated statement of changes in equity

Attributable to owners of the Company
Share capital	Share premium	Other reserves	Currency translation reserve	Retained loss	Total	Non-controlling interest	Total equity
(note 9)	(note 9)	(note 10)				(note 26)
US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000

At 1 January 2017	165	163,879	-	(4,938)	(50,956)	108,150	43,171	151,321
Loss for the year	-	-	-	-	(4,240)	(4,240)	-	(4,240)
Other comprehensive income	-	-	-	6,393	-	6,393	-	6,393
Total comprehensive (loss)/income	165	163,879	-	1,455	(55,196)	110,303	43,171	153,474
Transactions with owners
Preference shares issued	79	80,281	-	-	-	80,360	-	80,360
Reclassification of share-based payment	-	-	1,163	-	-	1,163	-	1,163
Distribution to the non-controlling interest	-	-	-	-	-	-	(42,751)	(42,751)
Non-controlling interest from subsidiary share buyback of $1 each	-	-	-	-	-	-	-	-
Balance at 31 December 2017	244	244,160	1,163	1,455	(55,196)	191,826	420	192,246

Zenium Topco Limited

Consolidated statement of cash flows

		Year ended
		31 December
	Note	2017
		US$’000
Cash flow from operating activities
Profit/(loss) before income tax from:
Continuing operations		(13,218)
Discontinued operations		8,925
Group loss before income tax		(4,293)

Adjustments for:
Depreciation of property, plant and equipment	4	10,972
Amortisation of intangible assets	5	905
Share based payments	10	1,163
Preference share awards		83
Impairment of other receivables	18	—
Fair value adjustment to derivatives		(134)
Interest paid on loan facilities		2,866
Interest on finance leases	11	829
Foreign exchange		(5,771)
Capitalised financing fees		(3,488)
Gain on sale of discontinued operations	21	(11,157)
Changes in working capital:
Decrease in provisions		(2,186)
Increase in trade and other receivables		(8,926)
Increase in trade and other payables		6,542
Cash used in operations		(12,595)

Tax received/(paid)		53
Interest received	19	68
Interest paid		(2,866)
Net cash used in operating activities		(15,340)

Cash flows from investing activities
Acquisition of subsidiary	20	(56,436)
Purchase of property, plant and equipment		(83,096)
Proceeds from sale of business, net of cash disposed of	21	90,392
Decrease in restricted cash		826
Net cash used in investing activities		(48,314)

Cash flows from financing activities
Equity contributed by shareholders		80,277
Equity contributed by non-controlling interest		(42,751)
Proceeds from borrowings	11	64,483
Repayment of borrowings	11	(23,111)
Net cash from financing activities		78,898

Net increase/(decrease) in cash and cash equivalents		15,244
Cash and cash equivalents at the beginning of year		17,623
Foreign exchange on cash and cash equivalents		535
Cash and cash equivalents at 31 December		33,402

Zenium Topco Limited

Notes to the consolidated financial statements

1    General information

The Company is a limited liability company incorporated and domiciled in Cayman Islands. The address of its registered office is 27 Hospital Road, George Town, Grand Cayman, KY1-9008.

The principal activity of the Group throughout the year was data centre development in Frankfurt and the UK, with Turkish operations being disposed of. The Group specialises in the delivery of wholesale data solutions to the data centre market. The Group typically enters into agreements with tenants to provide bespoke facilities that facilitate high specification data storage and ongoing facility maintenance and operation services.

2    Summary of significant accounting policies

The principal accounting policies applied in the preparation of these consolidated financial statements are set out below.

2.1    Basis of preparation

Statement of compliance

These consolidated financial statements of the Group have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (IFRS), except that the consolidated financial information do not include comparative figures for the prior period as required by IAS 1 "Presentation of Financial Statements". The purpose of these financial statements is to meet the reporting requirements of Regulation S-X of Securities and Exchange Commission (SEC).
Preparation of the consolidated financial statements

The consolidated financial statements have been prepared on a going concern basis, applying a historical cost convention, except for the measurement of derivative financial instruments that have been measured at fair value (note 3) and the share based payment scheme (note 9 and 10) is based on the fair value at the year end for cash settled schemes and at the date of grant for equity settled schemes. The preparation of consolidated financial statements in conformity with IFRS required the use of certain critical accounting estimates. It also required the Directors to exercise their judgment in the process of applying the Group’s accounting policies. The Directors have considered the Group’s accounting policies and results to date and have concluded there was only one change to significant accounting estimates and critical judgments in applying the Group’s accounting policies, see section 2.10, Share-based payments for discussion of this change.

These financial statements were previously issued privately to the directors of Zenium Topco Limited on 1 March 2018. Management has subsequently identified a small number of revisions relating to the classification of certain items on the balance sheet which they do not consider to be material. These immaterial revisions (which relate to deferred tax, classification of accrued income and classification of accrued interest) have been recognised in these revised financial statements.

Going concern

A Share Purchase Agreement (“SPA”) with CyrusOne completed on 24 August 2018 to acquire the share capital of Zenium TopCo Limited. Given this transaction and the Group’s financial position, the Board is satisfied that the Group will be able to operate with its current level of resources to meet its working capital requirements for at least 12 months from the date of signing these financial statements and funding is available, if required, to meet future uncommitted fit out works.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

2    Summary of significant accounting policies (continued)

New and amended standards adopted by the Group

The Group has applied the following standards and amendments for the first time:

Amendments to IAS 7, Statement of cash flows on disclosure initiative (effective for annual periods beginning on or after 1 January 2017). The amendments introduce an additional disclosure that will enable users of financial statements to evaluate changes in liabilities arising from financing activities. This disclosure has been included within note 11 for both finance leases and bank borrowings.

Amendments to IAS 12, ‘Income taxes’ on Recognition of deferred tax assets for unrealised losses (effective for annual periods beginning on or after 1 January 2017). These amendments on the recognition of deferred tax assets for unrealised losses clarify how to account for deferred tax assets related to debt instruments measured at fair value. See note 6 for presentation of deferred tax.

New standards and interpretations not yet adopted

Standards issued but not yet effective or amended up to the date of issuance of the Company’s consolidated financial statements are listed below. This listing is of standards and interpretations issued, which the Company reasonably expects to be applicable at a future date.

In July 2014, the IASB issued the final version of IFRS 9 Financial Instruments which reflects all phases of the financial instruments project and replaces IAS 39 Financial Instruments: Recognition and Measurement and all previous versions of IFRS 9. IFRS 9 is effective for annual periods beginning on or after 1 January 2018, IFRS addresses the classification, measurement and derecognition of financial assets and financial liabilities, introduces new rules for hedge accounting and a new impairment model for financial assets. The new impairment model requires the recognition of impairment provisions based on expected credit losses (ECL) rather than only incurred credit losses as is the case under IAS 39. It applies to financial assets classified at amortised cost, debt instruments measured at FVOCI, contract assets under IFRS 15 Revenue from Contracts with Customers, contract receivables, loan commitments and certain financial guarantee contracts. The Company has assessed the impact of the adoption of this standard on its consolidated financial statements and it is not material.

In May 2014, the IASB issued IFRS 15, Revenue from Contracts with Customers, which establishes a single comprehensive model of accounting for revenue arising from contracts with customers that an entity will apply to determine the measurement of revenue and timing of when it is recognized. IFRS 15 supersedes current revenue recognition guidance, which is found currently across several standards and interpretations including IAS 11, Construction Contracts and IAS 18, Revenue. The core principle of IFRS 15 is that an entity recognizes revenue to depict the transfer of promised goods and services to customers in an amount that reflects the amount an entity expects to be entitled to in exchange for those goods and services. The new standard will also result in enhanced disclosures about revenue that would result in an entity providing comprehensive information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts with customers. This amendment is applicable for annual periods beginning on or after 1 January 2018. The Group has assessed the impact of the adoption of this standard of its consolidated financial statements. There will be no material financial impact on the Group’s accounting for revenue, as the current revenue recognition policies are in line with new requirements where revenue has been recognised only as services are rendered, and the performance obligation has been satisfied. Contract prices are fixed and are not subject to adjustments arising from variable considerations due to discounts, credits or other constraints on revenue. Management will adopt on a prospective basis.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

2    Summary of significant accounting policies (continued)

New standards and interpretations not yet adopted (continued)

On 13 January 2016 the IASB issued IFRS 16, Leases. The new standard is effective for annual periods beginning on or after 1 January 2019. Earlier application is permitted for entities that apply IFRS 15 at or before the date of initial adoption of IFRS 16. IFRS 16 will replace IAS 17, Leases ("IAS 17"). This standard introduces a single lessee accounting model and requires a lessee to recognize assets and liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value. A lessee is required to recognize a right-of-use asset representing its right to use the underlying asset and a lease liability representing its obligation to make lease payments. This standard substantially carries forward the lessor accounting requirements of IAS 17, while requiring enhanced disclosures to be provided by lessors. Other areas of the lease accounting model have been impacted, including the definition of a lease. This is expected to result in a significant increase in both assets and liabilities recognised. The costs of operating leases currently included within operating costs will be split and the financing element of the charge will be reported within finance expense. Finance lease obligations at 31 June 2018 are set out in Note 10, ‘Borrowings’ and the undiscounted commitments under non-cancellable operating leases are set out in Note 19, ‘Contingencies and commitments’. The Group is continuing to assess and quantify the potential impact of IFRS 16.

The new standard also introduces expanded disclosure requirements and changes in presentation. These are expected to change the nature and extent of the group’s disclosures about its financial instruments particularly in the year of the adoption of the new standard.

2.2    Consolidation

Subsidiaries

Subsidiaries are all entities over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date that control ceases. The acquisition method of accounting is used to account for all business combinations, regardless of whether equity instruments or other assets are acquired.

The consideration transferred for the acquisition of a subsidiary is the fair values of the assets transferred, the liabilities incurred to the former owners of the acquiree and the equity interests issued by the Group. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date. The Group recognises any non-controlling interest in the acquiree on an acquisition-by-acquisition basis, either at fair value or at the non-controlling interest's proportionate share of the recognised amounts of acquiree's identifiable net assets. Acquisition-related costs in a business combination are expensed as incurred in line with IFRS 3. The excess of the consideration transferred, the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over the fair value of the identifiable net assets acquired is recorded as goodwill. If the total of consideration transferred, non-controlling interest recognised and previously held interest measured is less than the fair value of the net assets of the subsidiary acquired in the case of a bargain purchase, the difference is recognised directly in the consolidated statement of comprehensive income.

Intercompany transactions, balances and unrealised gains on transactions between group companies are eliminated. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the transferred asset. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the group. Non-controlling interests in the results and equity of subsidiaries are shown separately in the consolidated statement of profit or loss, statement of comprehensive income, statement of changes in equity and balance sheet respectively.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

2    Summary of significant accounting policies (continued)

2.3    Foreign currency translation

a)	Functional and presentation currency

Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (the ‘functional currency’). The consolidated financial statements are presented in US$, which is the Company’s functional currency and the Group’s presentation currency.

b)	Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the consolidated statement of comprehensive income for the year.

Foreign exchange gains and losses are presented net in the consolidated statement of comprehensive income, with those relating to the retranslation of the subsidiary statement of financial positions at the year-end date, recognised in the currency reserve and other comprehensive income.

c)	Group companies

The results and financial position of all the Group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

i.	assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of that financial position;

ii.
income and expenses for each statement of comprehensive income are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions). The Group is using average exchange rates due to the increased volatility in exchange rates; and

iii.	all resulting exchange differences are recognised in the statement of comprehensive income.

Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate. Exchange differences arising are recognised in other comprehensive income.

2.4	Property, plant and equipment

All property, plant and equipment (‘PPE’) is stated at cost less accumulated depreciation less impairment. The cost of PPE comprises their purchase cost together with directly attributable costs, including those incurred during construction and interest on borrowings for assets under construction. Directly attributable costs also include the cost of replacing part of existing PPE at the time that cost is incurred if the recognition criteria are met; and exclude the costs of day-to-day servicing of an item of PPE.

When PPE is acquired as part of a business combination, the cost of such assets is deemed to be their fair value at the date of acquisition. Purchase costs incurred as a consequence of a business combination are expensed to the consolidated statement of comprehensive income.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

2	Summary of significant accounting policies (continued)

2.4	Property, plant and equipment (continued)

Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. The carrying amount of those parts that are replaced are derecognised. All other repairs and maintenance are charged to the consolidated statement of comprehensive income during the financial period in which they are incurred.

Depreciation, based on a component approach, is calculated using the straight-line method to allocate the cost over the assets’ estimated useful lives, as follows:

•	Freehold land: no depreciation

•	Buildings: 20-50 years

•	Plant, infrastructure and equipment: 5-15 years

•	Office and other equipment: 3-5 years

Depreciation of the above assets is calculated from the date an asset becomes available for use, so as to write off the difference between the cost and the residual value over its expected useful economic life.

Depreciation in relation to plant, infrastructure and equipment is classified within cost of sales and all other depreciation is held within administrative expenses. See note 15 for further details.

Assets in the course of construction are not depreciated until they are operational. At this time such assets are transferred into the appropriate asset class and depreciated over the expected useful economic lives referred to above.

The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sale proceeds and the carrying amount of the asset and is recognised in the consolidated statement of comprehensive income.

2.5	Intangible assets

Customer contracts acquired in a business combination are recognised at fair value at the acquisition date. They have a finite useful life and are subsequently carried at cost less accumulated depreciation, amortisation and impairment losses. The Group amortises intangible assets with a finite useful life using the straight-line method. Customer contracts included in intangible assets are amortised over their finite life of 8 years and 10 years respectively. See note 5 for further details.

2.6     Leases

Leases in which a significant portion of the risks and rewards of ownership are retained by another party, the lessor, are classified as operating leases. Payments, including pre-payments, made under operating leases (net of any incentives received from the lessor) are charged to consolidated statement of comprehensive income on a straight-line basis over the period of the lease.

Assets held under finance leases in which a significant portion of the risks and rewards of ownership are transferred to the Group are capitalised as tangible fixed assets and are depreciated over the shorter of the lease terms and their useful lives. The capital elements of lease obligations are recorded as liabilities, while the interest elements are charged to the profit and loss account over the period of the leases to produce a constant rate of charge on the balance of capital repayments outstanding.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

2	Summary of significant accounting policies (continued)

2.7	Impairment of non-financial assets

Assets that are subject to depreciation or amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs of disposal and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units). Non-financial assets that suffer impairment are reviewed for possible reversal of the impairment at each reporting date.

As at 31 December 2017, consistent with prior years, and taking into account the Group’s current activities and its operating locations, the Directors manage the Group’s data centres by each data centre structure. However this may evolve if multiple data centres are built within the same country because the financial performance of data centres within a country is expected to be highly inter-dependent. At 31 December 2017, consistent with prior years, the Directors’ have determined that the cash-generating unit for impairment-testing purposes is a single data centre.

2.8	Financial instruments

a)	Financial assets

Financial assets are, at initial recognition, classified as financial assets at fair value through profit or loss (derivatives held for trading) and loans and receivables, as appropriate. When financial assets are recognised initially, they are measured at fair value, plus, in the case of investments not at fair value through profit or loss, directly attributable transaction costs.

Trade and other receivables, restricted cash, cash and cash equivalents are classified as loans and receivables. They are subsequently measured at amortised cost less any provision for impairment. Cash and cash equivalents include cash in hand or short-term deposits held at call with banks.

Derivative financial liabilities are comprised of an interest rate swap. The Group does not apply hedge accounting in accordance with IAS 39. The derivative is recognised when the contract is entered into and subsequently measured at fair value. Gains or losses on interest rate swaps are recognised in finance costs in the consolidated statement of comprehensive income.

Financial assets are derecognised only when the contractual rights to the cash flows from the financial asset expire or the Group transfers substantially all risks and rewards of ownership.

The Group assesses at each financial position date whether there is objective evidence that a financial asset or group of financial assets is impaired. If there is objective evidence (such as significant financial difficulty of the obligor, breach of contract, or it becomes probable that the debtor will enter bankruptcy), the asset is tested for impairment. The amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future expected credit losses that have not been incurred) discounted at the financial asset’s original effective interest rate (that is, the effective interest rate computed at initial recognition). The carrying amount of the asset is reduced through use of a bad debt provision account. The amount of the loss is recognised in the consolidated statement of comprehensive income.

In relation to trade receivables, a provision for impairment is made when there is objective evidence (such as the probability of insolvency or significant financial difficulties of the debtor) that the Group will not be able to collect all of the amounts due under the original contractual terms of the transaction. Impaired debts are derecognised when they are assessed as uncollectible.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

2    Summary of significant accounting policies (continued)

2.8	Financial instruments (continued)

a)	Financial assets (continued)

If in a subsequent period the amount of the impairment loss decreases, and the decrease can be related objectively to an event occurring after the impairment was recognised, the previously recognised impairment loss is reversed, to the extent that the carrying value of the asset does not exceed its anticipated amortised cost at the reversal date. Any subsequent reversal of an impairment loss is recognised in the consolidated statement of comprehensive income.

b)	Financial liabilities

Liabilities within the scope of IAS 39 are classified as financial liabilities at fair value through profit or loss or other liabilities, as appropriate. A financial liability is derecognised when the obligation under the liability is discharged or cancelled or expires.

All borrowings are classified as financial liabilities. Initial recognition is at fair value less directly attributable transaction costs. After initial recognition, interest-bearing borrowings are subsequently measured at amortised cost using the effective interest method.

Financial liabilities included in trade and other payables are recognised initially at fair value and subsequently at amortised cost using the effective interest method. The fair value of a non-interest bearing liability is its discounted repayment amount. If the due date of the liability is less than one year, discounting is omitted.

2.9	Share capital and share premium

Ordinary and preference shares are classified as equity when there is no obligation to transfer cash or other assets.

2.10     Share-based payments

The Company operates one share-based compensation plan.

The Group receives employee services from certain members of its key management in consideration for A and B ordinary shares of the Company. The fair value of the employee services received in exchange for the grant of the awards is recognised as an expense within employee benefits. The total amount to be expensed is determined by reference to the fair value of the awards granted. It excludes the impact of any service and non-market performance vesting conditions (for example profitability and sales growth targets).

At the end of each reporting period, the Group revises its estimates of the number of awards that are expected to vest based on the non-market vesting conditions and service conditions. It recognises the impact of the revision to the original estimates, if any, in the consolidated statement of comprehensive income, with a corresponding adjustment to reserves. This is a change in accounting estimate from the prior year when the fair value was held within provisions as the shares were deemed to be cash settled.
The change occurred following the SPA with CyrusOne that was signed on 21 December 2017 to acquire the share capital of Zenium TopCo Limited. The ordinary shares are therefore expected to vest on completion and these shares are expected to be equity settled. As such, the charge of US$1,163,000 has also been accelerated as the shares are expected to vest shortly after year-end, on the transaction completing. The provision held in the prior year of US$470,000 has therefore been reversed and the movement recognised within reserves. Further details are included in notes 9 and 10. This transaction, which triggered the acceleration and change in treatment of the share based payments, formally completed on 24 August 2018.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

2    Summary of significant accounting policies (continued)

2.10     Share-based payments (continued)
The Company issues the awards at the date of grant and these are held as ‘restricted shares’ by the employee until all vesting conditions are satisfied. Each award has a nil exercise price. The fair value of employee services received, measured by reference to the fair value of the instruments granted at each reporting period end, is recognised over the period from grant date to expected termination of the existing Investment Agreement. This termination date is considered a significant management estimate.

Certain B preference shareholders are entitled to additional B preference shares when additional funds are invested in the Company in exchange for A preference shares as set out in the Company’s Investment Agreement.

The additional B preference shares when issued to Directors or employees are expensed within employee benefits on grant date and credited to share capital and share premium as equity settled share-based payments.

2.11	Borrowings

Borrowings are recognised initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortised cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognised as finance cost over the period of the borrowings using the effective interest method. Transaction and loan origination fees paid on the establishment of loan facilities are capitalised where they meet the recognition criteria and amortised over the life of the debt facility.

Interest on borrowings that is directly attributable to construction and fit out costs is added to the cost of the asset and all other interest from external borrowings is expensed to the statement of comprehensive income. Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the date of the statement of financial position.

2.12	Current and deferred income tax

The tax expense for the period comprises current and deferred tax. Tax is recognised in the consolidated statement of comprehensive income, except to the extent that it relates to items recognised directly in other comprehensive income or equity - in which case, the tax is also recognised in other comprehensive income or equity.

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the date of the statement of financial position in the countries where the Group operates. Directors periodically evaluate positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation, and establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. However, deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the date of the statement of financial position and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled. Deferred income tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

2    Summary of significant accounting policies (continued)

2.13	Provisions

Provisions are recognised when:

•	the Group has a present legal or constructive obligation as a result of past events;

•	it is probable that an outflow of resources will be required to settle the obligation; and the amount can be reliably estimated.

Provisions are measured at the present value of the expenditures expected to be required to settle future obligations using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation. Any increase in the provisions due to passage of time is recognised as finance cost.

2.14	Revenue recognition

Revenue includes income generated from rental space, office, storage and other space, equipment supply, service charges and management charges. See breakdown and future committed revenue discussed further in note 14.

Revenue represents invoiced value for services supplied for the year in relation to data centre services, excluding value added tax and sales between companies in the Group. Revenue for services are recognised when the service has been provided.

The Group independently procures the power that is subsequently provided to customers to power their rack space. The risks and rewards remain with the Group in relation to the supply of such power. The Group is also the primary obligator responsible for providing the related space and services to the customer and is therefore acting as the principal from the perspective of the customer. As a result, based on the assessment in line with IAS 18, the company recognises the gross revenue received from contracts with customers as revenue in its consolidated financial statements.

Income from contracts is recognised on a straight-line basis over the contract term as the services are provided. When the Group provides incentives to its tenants, such as rent-free periods, the cost of incentives is recognised on a straight-line basis as a reduction of rental income over the contract term.

2.15     Exceptional items

Items which are material either because of their size or their nature, and material items which are non-recurring are presented in the consolidated statement of comprehensive income as a separate line item. The separate reporting of exceptional items helps provide a better picture of the Group’s underlying performance. Items which are included within exceptional items include:

•	transaction and professional advisor costs associated with acquisitions and disposals;

•	expenditure and provisions relating to material litigation; and

•	any other particularly significant one-off or unusual items.

The primary activity of the Group is not the acquisition and disposal of subsidiary companies, such transactions are deemed to be exceptional items as they are not recurring on an annual basis.

2.16	Finance income and expense

Interest income and expense are recognised within finance income and finance costs in the consolidated statement of comprehensive income using the effective interest rate method. Finance income and expense also includes foreign exchange gains and losses on the translation of foreign currency inter-group borrowings which do not eliminate on consolidation.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

2    Summary of significant accounting policies (continued)

2.16    Finance income and expense (continued)

The effective interest rate method is a method of calculating the amortised cost of a financial asset or financial liability and of allocating the interest income or interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments or receipts throughout the expected life of the financial instrument, or a shorter period where appropriate, to the net carrying amount of the financial asset or financial liability. When calculating the effective interest rate, the Group estimates cash flows considering all contractual terms of the financial instrument (for example, pre-payment options) but does not consider future credit losses.

The calculation includes all fees and points paid or received between parties to the contract that are an integral part of the effective interest rate, transaction costs and all other premiums or discounts.

2.17	Administrative costs and employee expenses

Administrative expenses include marketing, professional, office and administration, travel and other costs, as well as employee benefits, depreciation, amortisation and foreign exchange gains and losses in relation to trading. They are recognised in the consolidated statement of comprehensive income in the period in which they are incurred on an accruals basis.

2.18	Pensions

Contributions to defined contribution schemes are recognised in the interest of comprehensive income in the year in which they became payable.

2.19	Discontinued operations

A discontinued operation is a component of the Group’s business that represents a subsidiary or subsidiaries that have been disposed of. The operations and cash flows of which can be clearly distinguished from the rest of the Group and the comparative statement of profit or loss and other comprehensive income is re-presented as if the operation had been discontinued from the start of the comparative year.

Classification as a discontinued operation occurs at the earlier of disposal or when the operation meets the criteria to be classified as held-for-sale.

2.20	Significant judgements and estimates

The preparation of the Group’s financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities at the end of the reporting period. Uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of the asset or liability affected in future periods.

Judgements

The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date are described below. The Group based its assumptions and estimates on parameters available when the financial statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising beyond the control of the Group. Such changes are reflected in the assumptions when they occur.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

2	Summary of significant accounting policies (continued)

2.20	Significant judgements and estimates (continued)

Accounting for share-based payments:

The Group issues ordinary and preference shares to key management. These are accounted for as share-based payments in line with IFRS 2. The determination of whether these shares are accounted for as cash settled or equity settled is considered to be a key judgement given the complexity around this and changes in triggers which have required a change in accounting estimate in the current year and prior year. There is also judgement around the exit date on which vesting of the share-based payment charge is spread over.

Impairment of non-financial assets:

Assets that are subject to depreciation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Impairment exists when the carrying value of an asset exceeds its recoverable amount, which is the higher of its fair value less costs to sell and its value in use. The fair value less costs to sell calculation is based on available data from transactions on an arm’s length basis. Assumptions are used to determine the recoverable amount of the non-financial assets such as the discount rate applied, growth rates and future cash inflows and outflows.

Legal settlement accounting:

The Imtech legal case commenced in January 2015 and was settled in February 2017. This legal case was in relation to an ongoing case surrounding the fit out works in Frankfurt One. In 2016 a receivable of US$1,966,000 was recognised in relation to payment for future fit out works paid under the terms of a Letter of Intent (“LOI”) with a contractor. This LOI was terminated due to non-performance and an impairment of US$586,000 recognised against this receivable to $1,380,000.
The receivable was then fully impaired in the year ended 31 December 2016, following commencement of court proceedings which deemed recoverability no longer virtually certain, an impairment of US$1,335,000 was recognised.
The court later ruled in Zenium’s favour and therefore in 31 December 2016 financial statements, the provision was written-back to US$nil. The court ordered Commerzbank to pay €2,142,000 to Zenium in relation to the payment for future fit out works, this was fully recognised in the current year, 31 December 2017, once the Court proceedings were final and the period for appeal had ended. The court ruling triggered the requirement for Zenium to settle the associated VAT payable of US$1,417,000 which was previously provided for.
During 31 December 2017, the final settlement occurred with the Group receiving a net amount of US$2,391,000 as detailed in note 18.  Provision of US$30,000 remains in relation to final legal fees not yet billed, see note 13.
Business combination and acquisition accounting:

In accordance with IFRS 3 identifiable assets and liabilities acquired are measured initially at fair value at acquisition date. In assessing this fair value valuation judgements are applied depending on the nature of the asset or liability. These judgements are disclosed in note 20.

Zenium Topco Limited

2	Summary of significant accounting policies (continued)

2.20	Significant judgements and estimates (continued)

Estimates

Useful economic lives on intangible and tangible assets:

Judgement is associated with the useful economic lives attributed to intangible and tangible assets. These are based on management’s best estimate of the relevant asset and how many years they are considered to be in use for, which is judgemental in nature.

3    Financial risk management

3.1	Financial risk factors

Financial risks are risks arising from financial instruments to which the Group is exposed to during or at the end of the reporting year.

The significant financial instruments of the Group are cash and cash equivalents, trade and other receivables, borrowings and trade and other payables. Although the Group uses interest rate swaps and caps to mitigate its interest rate risk (note 11), the fair value liability as at 31 December 2017 is not considered material at US$54,000.

Financial risk comprises market risk (including currency risk, interest rate risk and other price risk), credit risk and liquidity risk. The primary objectives of financial risk management are to ensure that exposure to risks are at acceptable levels. The Directors monitor the performance of the Group and its risk exposures.

a)	Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. The Group’s market risks arise from open positions in (a) foreign currencies and (b) interest-bearing assets and liabilities, to the extent that these are exposed to general and specific market movements.

Market risk also comprises economic risk which is risk that the demand for wholesale data centre space will fluctuate due to changes in the macro-economic outlook for the sector and also due to changes in supply in the local markets where the Group operates its data centres.

Sensitivities to market risks included below are based on a change in one factor while holding all other factors constant. In practice, this is unlikely to occur, and changes in some of the factors may be correlated - for example, changes in interest rates and changes in foreign currency rates.

i)	Foreign exchange risk

The Group operates internationally and is exposed to foreign exchange risk, primarily with respect to the Pound Sterling (£) and the Euro (€). Foreign exchange risk arises in respect of those recognised monetary financial assets and liabilities that are not in the functional currency of the respective Group entity.

The Group primarily manages foreign currency risk where possible by matching its cash outflows to the currency in which the principal cash inflows or future cash inflows (such as rental and other revenue) are denominated. This is generally achieved by raising capital and loan financing in the same currency as the rental or future rental revenue and incurring costs in the same currency of the entity.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

3     Financial risk management (continued)

i)	Foreign exchange risk (continued)

The functional currency of the Company is the US Dollar (“US$”); the functional currencies of the Group’s principal subsidiaries are the Euro (€), Pound Sterling (£) and US$. The currency exposure from the Euro and the Pound Sterling is generated primarily from translation of the respective Euro and Pound Sterling functional currencies to US$ presentation currency for Group reporting purposes, these translation reserve differences are reflected in other comprehensive income.

Foreign exchange gains and losses arising from the retranslation of inter-group loans denominated in foreign currencies do not eliminate on consolidation.

The Group’s significant financial assets denominated in foreign currencies are cash and trade and other payables that arise directly from its day to day operations. At 31 December 2017 the Group’s foreign currency exposure was as follows:

	£	€	Total
	US$’000	US$’000	US$’000
Cash and cash equivalents	4,432	691	5,123
Trade and other receivables	3,324	3,331	6,655
Trade and other payables	(2,603)	(1,119)	(3,722)
Borrowings	(50,594)	(31,886)	(82,480)
Derivatives	-	(54)	(54)
Total	(45,441)	(29,037)	(74,478)

If exchanges rates increased / decreased by 5% then equity and profit would decrease / increase by US$655,000.

ii)	Price risk

The Group has exposure to price risk on the basis of fluctuations in supply and demand with respect to data center space in the Turkish, German and UK markets. The Group primarily manages this risk by being in control of the negotiation process with prospective tenants. Additionally, to a lesser extent, the Group deals with large international customers that have less sensitivity to pricing concerns.

iii)	Interest rate risk

As the Group’s interest-bearing assets do not generate significant amounts of interest, changes in market interest rates do not have any significant direct effect on the Group’s income. The Group’s interest rate risk principally arises from long-term borrowings (note 11) which are in some instances, issued at a variable rate and expose the Group to cash flow interest rate risk. The overall impact to income in a given year is mitigated where possible by the capitalisation of borrowing costs associated with assets under construction.

The Group’s policy is to fix the interest rate on its variable interest borrowings. To manage this, the Group enters into interest rate swaps or buys interest rate caps in which the Group agrees to exchange, at specified intervals, the difference between fixed and variable rate interest amounts calculated by reference to an agreed upon notional principal amount or limits the interest rate applied respectively.

At 31 December 2017 the Group’s borrowings, through the interest rate swap and cap, are at a fixed rate of interest. Based on the Group’s current activities, interest rate risk is not a significant risk to the Group.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

3     Financial risk management (continued)

b)	Credit risk

Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge an obligation. The Group has no significant concentrations of credit risk. Credit risk arises from cash and cash equivalents and restricted cash held at banks and trade and other receivables, including rental receivables from customers.

The Group has policies in place to ensure that rental contracts are entered into only with customers with good industry reputation and that have an appropriately strong credit history.

Cash balances are held with financial institutions that have a strong international reputation.

Analysis by credit quality of financial assets is as follows:

	Note	2017
Trade receivables		US$’000
Neither past due nor impaired:
Rental and other receivables		1,317

Past due but not impaired:
Less than 30 days overdue		429
Between 30 and 90 days overdue		223
More than 90 days overdue		75
Total past due but not impaired		727
Total trade receivables, net of provision for impairment	8	2,044

As at 31 December 2017 no impairments were recognised. The Directors do not consider there to be any doubt over recoverability based on the credit quality of customers.

c)	Liquidity risk

Prudent liquidity risk management implies maintaining sufficient cash, the availability of funding through an adequate amount of committed credit facilities. The maturity analysis of financial instruments at the year end is as follows:

	< 6	6 months	1 - 5	Over 5
	months	- 1 year	years	years	Total
	US$’000	US$0	US$’000	US$’000	US$’000
Trade payables	3,619	-	-	-	3,619
Other payables	121	-	-	-	121
Derivatives	-	-	-	54	54
Borrowings	378	3,849	48,592	29,661	82,480
Total	4,118	3,849	48,592	29,715	86,274

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

3     Financial risk management (continued)

3.2    Capital management

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders; and to maintain an optimal capital structure to reduce the cost of capital.

Per the Company’s Investment Agreement between its shareholders, the shareholders agreed to commit funds in the form of preference shares into the Company. As of 31 December 2017, US$244,346,282 had been invested into the Company and US$265,346,282 was committed to.

In order to maintain or adjust the capital structure, the Group may return capital to shareholders, issue new shares or sell assets to reduce debt.

3.3    Fair value estimation

a)	Financial instruments carried at fair value

The Group’s financial instruments carried at fair value have been analysed into three levels each determined by its valuation method. The different levels are defined as follows:

•	Quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1).

•	Inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (that is, as prices) or indirectly (that is, derived from prices) (Level 2).

•	Inputs for the asset or liability that are not based on observable market data (that is, unobservable inputs) (Level 3)
At 31 December 2017 the Group has interest rate swaps and interest rate caps as its only financial instruments measured at a fair value of US$54,000. It was classified as Level 2. The valuation has been obtained from the counterparty.

b)	Financial instruments carried at other than fair value

The Group’s other financial instruments not carried at fair value are its cash and cash equivalents, restricted cash, trade and other receivables, trade and other payables and borrowings, but excluding all tax related balances included within those items. The carrying values of these instruments are a reasonable approximation of fair value and all have been assessed as Level 2 instruments.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

4Property, plant and equipment

	Freehold land and buildings US$’000	Leasehold property US$’000	Plant, infrastructure and equipment US$’000	Assets in construction US$’000	Office and other equipment US$’000	Total US$’000
Cost
At 1 January 2017	81,389	-	36,197	35,994	237	153,817
Additions	-		560	85,732	262	86,554
Acquisition – note 20	21,892	18,627	22,880	-	96	63,495
Transfers	26,776	-	37,094	(63,870)	-	-
Disposals – note 21	(53,531)	-	(17,258)	(862)	(88)	(71,739)
Disposals	-	-	-	(4)	(2)	(6)
Exchange differences	7,927	1,647	4,656	4,139	43	18,412
At 31 December 2017	84,453	20,274	84,129	61,129	548	250,533
Accumulated depreciation
At 1 January 2017	(4,437)	-	(2,504)	-	(114)	(7,055)
Charge for the year	(4,494)	(766)	(5,623)	-	(89)	(10,972)
Disposals – note 21	903	-	1,877	-	47	2,827
Exchange differences	(1,215)	(29)	(1,364)	-	(28)	(2,636)
At 31 December 2017	(9,243)	(795)	(7,614)	-	(184)	(17,836)
31 December 2017
Cost	84,453	20,274	84,129	61,129	548	250,533
Accumulated depreciation	(9,243)	(795)	(7,614)	-	(184)	(17,836)
Net book value	75,210	19,479	76,515	61,129	364	232,697

During the year the Group incurred development expenditure of US$86,292,000 on data centre infrastructure and equipment costs pertaining to ongoing fit out costs to meet the requirements of new tenants and to enhance the overall specifications of the data centre.

During the year depreciation in relation to plant, infrastructure and equipment of US$5,623,000 was included within cost of sales: US$4,682,000 of this relates to continuing operations and US$941,000 relates to discontinued operations.

All other depreciation of US$5,349,000 is included in administrative expenses: US$5,004,000 relating to continuing operations and US$345,000 relates to discontinued operations. At 31 December 2017 the Directors have determined there is no indication of impairment of the property, plant and equipment.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

5    Intangible assets

	Goodwill US$’000	Customer contracts US$’000	Total US$’000
Cost
At 1 January 2017	-	3,224	3,224
Additions – note 20	8,171	5,483	13,654
Exchange differences	398	866	1,264
At 31 December 2017	8,569	9,573	18,142
Accumulated amortisation
At 1 January 2017	-	(1,088)	(1,088)
Charge for the year	-	(905)	(905)
Exchange differences	-	(116)	(116)
At 31 December 2017	-	(2,109)	(2,109)
Cost	8,569	9,573	18,142
Accumulated amortisation		(2,109)	(2,109)
Net book value 31 December 2017	8,569	7,464	16,033

Goodwill was generated on the acquisition of Zenium UK2 Limited in the year, see note 20. This is reassessed for impairment at each reporting period and no indicators of impairment are considered to exist. Zenium UK2 Limited is considered to be the cash generating unit to which the goodwill is allocated to.

The fair value less costs to sell was calculated to assess the recoverable amount of the Zenium UK2 Limited CGU based on an earnings multiple, given the expected disposal of the Group in the short-term, which had exchanged but not completed at the year end. Judgement exists within this valuation around the earnings multiple which when sensitised, would need to reduce by 47% to create an impairment risk. The EBITDA used in calculating the value in use is also judgemental and this assumption would need to reduce by 48% to trigger an impairment. Committed spend is not considered to be judgemental as this is known amounts and hence has not been sensitised.

Customer contracts comprise of the fair value of the contracts acquired as part of the Zenium Germany GmbH acquisition in 2014 and the recent acquisition of Zenium UK2 Limited, also see note 20. The customer contracts are amortised over the useful life of the contracts to which they relate, in this case being 8 years for Germany and 10 years for London Two as determined on the date of acquisition.

At 31 December 2017 the Directors have determined there is no indication of impairment of the intangible assets.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

6    Income tax (credit)/ charge

a)	Income tax (credit)/charge

2017

US$’000

Current tax
Current tax on profits for the year        (53)
Deferred tax
Increase in deferred tax assets        (1,823)
Increase in deferred tax liabilities                1,823

Total deferred tax expense                                   -

Total income tax (credit)/charge                (53)

b)
A reconciliation between the tax (credit)/charge in the consolidated statement of comprehensive income and the loss before income tax multiplied by the Company’s current tax rate can be explained as follows:

2017
Continuing operations        US$’000
Loss before income tax for continuing operations        (13,218)
Tax calculated at the Company’s statutory rate (0%)
Tax effect on:
Effect of different tax rates in countries in which the Group operates        (564)
Tax losses for which no deferred tax asset has been recognised            511
Exchange differences                -
Income tax (credit)/charge on continuing operations            (53)

Discontinued operations
Loss before income tax for discontinued operations        (2,232)
Tax calculated at the Company’s statutory rate (0%)        -
Tax effect on:
Effect of different tax rates in countries in which the Group operates        446
Tax losses for which no deferred tax asset has been recognised        (446)

Income tax (credit)/charge on discontinued operations        -

Total income tax (credit)/charge                (53)

The loss in the current year includes US$10,697,000 of transaction costs relating to the disposal of the Group, see note 18, which are taxable at 0%.

The Company provides for income taxes based upon amounts reported in the financial statements and the provisions of currently enacted tax laws. The Company is registered in the Cayman Islands and is subject to Cayman law with respect to taxation. Under current Cayman law, the Company is not taxed on any Cayman income or capital gains.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

6 Income tax (credit)/ expense (continued)

c)	Tax losses

The Group did not recognise deferred tax assets of US$4,954,000 relating to continuing operations in respect of losses that can be carried forward against future taxable income.

d)	Deferred taxes

The analysis of deferred tax assets and liabilities is as follows:

Continuing operations	2017
US$’000
Deferred tax assets:
Opening deferred tax asset	134
Credited to the statement of comprehensive income	1,823
Exchange differences	18
Deferred tax assets	1,975

Deferred tax liabilities:
Opening deferred tax liabilities	(134)
Charged to the statement of comprehensive income	(1,823)
Deferred tax liability arising on business combinations – note 20	(2,313)
Exchange differences	103
Deferred tax liabilities	(4,167)
Deferred tax liabilities (net)	-

Discontinued operations	2017
US$’000
Deferred tax assets:
Opening deferred tax asset	-
Credited to the statement of comprehensive income	-
Deferred tax assets	-

Deferred tax liabilities:
Opening deferred tax liabilities	(186)
Disposal (note 21)	186
Deferred tax liabilities	-
Deferred tax liabilities (net)	-

Deferred tax assets and liabilities will be recovered after more than 12 months. Deferred tax liabilities in relation to the business combination are included above.

7     Other receivables: non-current assets
2017
US$’000
Accrued income                1,113
Other receivables                3,927
Total other non-current receivables                5,040

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

7     Other receivables: non-current assets (continued)

Included in other receivables is a rent deposit for the Grosvenor Street, London UK offices of US$146,000, a deposit of US$1,533,000 for the long-leasehold signed in the prior year for the Slough data centre, a deposit for the long-leasehold acquired as part of the Stockley Park data centre for US$2,243,000 and a security deposit within Germany of US$5,000. The rent deposits are recoverable on termination or expiration of the respective leases subject to no claims being made for liabilities such as damage to the property. The full amount has been recognised as no damages have occurred to date and any potential future damages would be remedied.

Non-current accrued income predominantly includes $853,000 of accrued income in Zenium UK2 Limited and the remainder relates to other accrued income expected to be unwound in over a year.

8    Trade and other receivables: current assets

2017
US$’000
Trade receivables:
Data service and other receivables from lessees        2,044
Other receivables:
Other tax receivables        3,384
Amounts due from related parties (note 23)                1,608
Prepayments                 487
Accrued income                3,634
Other receivables                73
Total other receivables                9,186
Total trade and other receivables                11,230

Other tax receivables are comprised of VAT due to the following Group companies, Zenium Germany GmbH (US$1,337,000), Zenium UK Limited (US$630,000), Zenium UK2 Limited (US$1,167,000) and Zenium Technology Partners Limited (US$250,000).

9    Share capital and share premium
The total number of issued and authorised shares and associated rights of the respective shares as at 31 December are included below:

a)	Issued share capital

		Share	Share
In issue as at 31 December 2017	Number	capital	premium	Total
		US$0	US$0	US$0
A preference shares	231,500,000	231	231,269	231,500
B preference shares	8,123,914	8	8,116	8,124
Subtotal	239,623,914	239	239,385	239,624
Additional B preference shares	4,722,368	5	4,775	4,780
Total share capital and share premium	244,346,282	244	244,160	244,404

The table above shows the number of preference shares in issue at 31 December 2017. The share premium represents the difference between the issue price and the par value. US$59,000 of share premium remains in relation to the share buy back in 2016 being the difference between the purchase price of US$219,000 and the nominal value of US$278,000.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

9    Share capital and share premium (continued)

The A and B preference shares constitute one class of share and are a separate class of share to the Ordinary shares. Each preference share carries the right to one vote. The preference shares have no redemption entitlement. On winding up, the preference shareholders have priority before all other classes of shares. Payments out of the Company’s reserves can only be made in accordance with the Company’s waterfall distribution terms as set out in the Company’s Investment Agreement.

b)	Authorised capital

	2017	2017
	Number	US$’000

A preference shares of US$0.001 par value	252,500,000	252
B preference shares of US$0.001 par value	12,846,282	13
Total authorised preference shares	265,346,282	265

The authorised A preference shares were increased to 252,500,000 after the signing of the third investment agreement on 20 January 2017.

The A and B preference shares were issued for cash consideration of US$1.00 per share as follows:

Issuance dates	A preference shares	B preference shares

29 November 2013	1,361	—
10 December 2013	3,750	—
20 December 2013	2,726,809	186,134
22 January2014	21,818,182	1,486,545
27 March 2014	4,545,455	309,697
4 April 2014	193,970	34,915
4 July 2014	4,655,225	43,161
11 August 2014	—	153,616
2 September 2014	11,179,433	1,098,031
24 September 2014	51,260,823	3,739,177
30 December 2014	3,261,404	238,596
Total number issued in the period	99,646,412	7,289,872
At 31 December 2014	99,646,412	7,289,872
21 January 2015	9,597,846	131,985
12 March 2015	11,181,957	153,768
Total number issued in the year	20,779,803	285,753
At 31 December 2015	120,426,215	7,575,625
15 July 2016	4,704,081	64,688
22 August 2016	5,546,047	43,319
3 November 2016	20,823,657	162,650
Total number issued in the year	31,073,785	270,657
At 31 December 2016	151,500,000	7,846,282
23 January 2017	23,000,000	—
27 March 2017	34,000,000	—
30 March 2017	—	263,750
27 April 2017	—	13,882
12 May 2017	17,000,000	—
31 July 2017	6,000,000	—
Total number issued in the year	80,000,000	277,632
At 31 December 2017	231,500,000	8,123,914

The A and B preference shares were issued in 2017 to fund the acquisition of Zenium UK2 Limited and capex spend planned.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

9    Share capital and share premium (continued)

The additional B preference shares were issued to certain members of key management triggered by the amount of capital invested into the Company by its immediate parent entity. The expense has been recognised within employee benefits expenses with each share valued at US$1.00 as per the Company’s Investment Agreement and the amount paid for the shares which is deemed to be its fair value at grant.

The additional B preference shares were issued as follows:

Issuance dates	Additional B preference shares
20 December 2013	404,500
4 April 2014	79,832
4 April 2014	130,397
2 September 2014	885,271
24 September 2014	1,833,333
Total number issued in the period	3,333,333
Total number issued at 31 December 2014	3,333,333
12 March 2015	833,333
Total number issued in the year	833,333
Total number issued at 31 December 2015	4,166,666
3 November 2016                                     750,458
28 December 2016                                     (277,632)

Total number issued in the year                                  472,826

Total number issued at 31 December 2016	4,639,492
30 March 2017                                         78,732
27 April 2017                                         4,144

Total number issued in the year                                   82,876

Total number issued at 31 December 2017	4,722,368

174,908 B preference shares and 52,212 Additional B preference shares were issued to management in the year from the tables above, resulting in a total charge of $227,120.

10	Other reserves

Certain members of key management of the Group were granted A and B ordinary shares of the Company during the current and prior year. The Group receives employee services from certain members of its key management in consideration for these A and B ordinary shares of the Company. The fair value of the employee services received in exchange for the grant of the awards is recognised as an expense within employee benefits. The total amount to be expensed is determined by reference to the fair value of the awards granted. It excludes the impact of any service and non-market performance vesting conditions (for example, profitability and sales growth targets).

The number of authorised ordinary shares of the Company at 31 December 2017 were 162,582. The ordinary shares carry no voting rights and have a par value of US$1.00 per share. As permitted by the Company’s Articles of Association the Directors divided the Ordinary shares between A and B ordinary shares.

The Group recognises a share-based payment expense within employee benefits expense based on the fair value of the restricted shares issued, and an equivalent credit in equity in other reserves. At the date of vesting, when the share is no longer restricted, the equivalent charge remains within other reserves.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

10    Other reserves (continued)

The number of A and B ordinary shares issued during the year and vested as at 31 December was:

	Number issued	Number vested
A ordinary shares	89,419	89,419
B ordinary shares bought back	18,151	8,395
31 December 2016	107,570	97,814
A ordinary shares	32,514	32,514
B ordinary shares	22,498	32,254
31 December 2017	55,012	64,768
Total	162,582	162,582

Following the SPA with CyrusOne that exchanged in December 2017 and completed in August 2018, the ordinary shares are expected to vest on completion of the sale of the Group to CyrusOne and these shares are expected to be equity settled. As such these shares are treated for accounting purposes as equity settled, being a change from prior year where a cash settled treatment was undertaken. Owing to the fact the shares are expected to vest closely after year-end following completion of the CyrusOne acquisition of the Group, the share based-payment charge US$1,163,000 was accelerated to recognise the full charge as at 31 December 2017. This charge is based on the fair value at grant date.
11    Borrowings

2017
US$’000
Current
Bank borrowings	3,570
Lease liabilities	658
4,228
Non-current
Bank borrowings	59,465
Lease liabilities	18,787
78,252
Total borrowings	82,480

During the year, the Group entered into two new facilities:

1.
€100,000,000 (US$119,249,000) facility with a syndicate including ING Bank, NIBC, HSH Nordbank and Santander (“ING facility”) of which €28,083,000 (US$34,890,000) was drawn on 7 September 2017. The drawn amount was used in part to repay the existing loan facility with Bayern (€16,600,000/US$19,795,000). The ING facility expires on 30 June 2023. The interest rate is a fixed rate of 3.5% per annum through an interest rate cap. The loan is repayable in quarterly instalments beginning 30 June 2019. The borrowings are secured on the German data centre which has a carrying value of US$104,649,000 (€87,351,000) as at 31 December 2017.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

11    Borrowings (continued)

2.
Multicurrency facility of £48,700,000 (US$60,376,000) with Lombard North Central plc of which £25,000,000 (US$30,994,000) was drawn on 20 March 2017. This facility expires on 31 March 2027. The interest rate is a fixed rate of 4.5% per annum. This loan is repayable in equal quarterly instalments. During the year principal of £914,564 (US$1,206,000) was repaid. During the year, issue costs of £85,000 (US$110,000) have been amortised. This loan is secured on the assets of the Zenium London Two data centre which have a carrying value of US$69,444,000 (£51,464,000) as at 31 December 2017. The facility is subject to debt covenants which have been complied with to date.

During the year, US$381,000 of debt issue costs have been amortised in relation to the above facilities; as detailed in note 19.

Reconciliation of movement in bank borrowings:

2017
US$’000
Balance at 1 January	19,351
Drawn down	64,483
Repayments Interest payable	(23,111) 378
Foreign exchange adjustments	5,422
66,523
Debt issue costs	(3,488)
Balance at 31 December	63,035

Foreign exchange adjustments in the above table are non-cash items.

The Group has the following undrawn floating rate borrowing facilities:

2017
US$’000
Within one year	-
In more than one year but less than two years	-
In more than two years but less than five years	-
In more than five years	116,319
Total	116,319

The group leases property plant and equipment with a carrying amount of US$69,480,000 under finance lease expiring within nineteen years.

Reconciliation of movement in finance leases:

2017
US$’000
Balance at 1 January	-
Acquisition (note 20)	18,627
Finance lease interest	829
Foreign exchange adjustments	(11)
Balance at 31 December	19,445

Foreign exchange adjustments and interest in the above table are non-cash items.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

11    Borrowings (continued)

Finance lease liabilities:

2017
US$’000
Commitments in relation to finance leases are payable as follows:
Within one year	1,692
Later than one year but not later than five years	7,020
Later than five years	30,390
Minimum lease payments	39,102
Future finance charges	(19,657)
Recognised liability	19,445

The present value of finance lease liabilities is as follows:
Within one year	658
Later than one year but not later than five years	2,881
Later than five years	15,906
Minimum lease payments	19,445

12    Trade and other payables

Current	2017
US$’000
Trade payables	3,997
Other taxes	121
Other payables	71
Accruals and deferred income	17,341
Trade and other payables	21,530

The major component of trade payables in the current and prior year relates to construction and fit out works.

US$10,362,000 of transaction fees incurred in relation to the proposed acquisition of Zenium TopCo Limited, as explained on page 5 of the Director Report, are included within accruals above – see note 18.

Non-current	2017
US$’000
Accruals and deferred income	111
Accruals and deferred income	111

Accruals and deferred income of US$111,000 relates to the non-current portion of the fair value of deferred income on variation orders in relation to the acquired UK2 assets.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

13    Provisions

2017
Current	US$’000
Legal provision	30
Other	-
Total current provisions	30
Non-current
Share based payment provision (note 10)	-
Total non-current provisions	-
Balance at 31 December	30

The US$30,000 relates to remaining legal fees that are expected to be incurred following settlement of the Imtech case in Q2 2017. US$192,000 of fees incurred in the year have been utilised against the provision held with the remainder of US$148,000 being written-back following confirmation that only US$30,000 of fees were required.

In the prior year a provision of US$1,417,000 was recognised relating to VAT the vendor paid in respect of fixed assets the Group acquired as part of the data centre Greencampus acquisition in 2014 for which the vendor is seeking reimbursement. This was settled in February 2017 against Zenium and as such, the provision of US$1,417,000 has been utilised, see note 18 for further details.

In the prior year the Group had also recognised a provision of US$470,000 for the fair value of A and B ordinary shares issued to management. This is now held within other reserves due to the change in estimate triggered by the signed SPA to sell the share capital of the Group in December 2017 which will result in these shares being equity settled, these were previously deemed to be cash settled, see note 10 for further details.

Movement in provisions in the year as follows:

2017
US$’000
At 1 January	2,216
Additional provision	-
Provision released	(148)
Provision utilised	(1,609)
Reclassified to equity	(470)
Foreign exchange differences	41
At 31 December	30

14    Revenue

Continuing operations:	2017
US$’000
Rental income and equipment supply	16,650
Power supply and cleaning	3,953
Other income	1,213
Total	21,816

There are no contingent rents. Other income relates to revenue from equipment supply, installation and fit out.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

14 Revenue (continued) Discontinued operations:	2017
US$’000
Rental income and equipment supply	1,299
Power supply and cleaning	251
Other income	18
Total	1,568

The future aggregate minimum rentals receivable under non-cancellable customer contracts are as follows:

Continuing operations:	2017
US$’000
No later than 1 year	25,600
Later than 1 year and no later than 5 years	148,992
Later than 5 years	24,548
Total	199,140

The above future aggregate minimum rental and equipment supply receivables pertain to 40 contracts.

15    Cost of sales

Continuing operations:	2017
US$’000
Employee benefits expenses (note 16)	1,232
Depreciation (note 4)	4,682
Other cost of sales	7,785
Total	13,699

Discontinued operations:	2017
US$’000
Employee benefits expenses (note 16)	250
Depreciation (note 4)	941
Other cost of sales	503
Total	1,694

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

16    Employee benefits expenses

Continuing operations:	2017
US$’000
Wages and salaries	5,106
Social security and other costs	694
Pension costs - defined contribution plans	204
Other staff costs	901
Total	6,905
Amount included in cost of sales	(1,232)
Amount included in administrative expenses	5,673

No pension costs in relation to the defined contribution plan were accrued at year-end.

Discontinued operations:	2017
US$’000
Wages and salaries	351
Social security and other costs	40
Pension costs – defined contribution plans	-
Other staff costs	-
Total	391
Amount included in cost of sales	(250)
Amount included in administrative expenses	141

The share-based payment charge in the year is US$1,163,000, see note 9.

17    Other administrative expenses

Continuing operations:	2017
US$’000
Professional fees	1,562
Marketing fees	414
Office and administration	1,774
Travel costs	824
Other costs	-
Total	4,574
Discontinued operations:	2017
US$’000
Professional fees	356
Marketing fees	14
Office and administration	34
Travel costs	60
Other costs	1,233
Total	1,697

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

17    Other administrative expenses (continued)
During the year the Group obtained the following services from the Companies auditors and its associates:

•	Fee payable by the Group to the Company’s auditor and its associates for the audit of the consolidated financial statements and statutory financial statements is US$420,000.

•	Fee payable by the Group to the Company’s auditor for tax compliance and tax related services is US$19,000.

•	Fees payable by the Group to the Company’s auditor for financial and tax due diligence in relation to the acquisition of London Two US$298,000.

•
Fees payable by the Group to the Company’s auditor for financial and tax work in relation to the sale of the Group to CyrusOne and the EM2 group to Equinix is US$3,114,000, which included $810,000 for additional audit procedures in relation to this transaction.

•	Other fees of US$37,000 primarily relating to transfer pricing advisory fees.

18    Exceptional items

2017
US$’000
Professional fees related to acquisition of Zenium UK2 Limited Professional fees related to the disposal of the Group	1,078 10,697
Settlement of legal case	(2,391)
Impairment of other receivable Release of provision held in relation to dispute (note 13)
Total exceptional items	9,384

The above amounts relate to continuing operations. No exceptional items were incurred in relation to discontinued operations.

•	Professional fees in relation to the acquisition of Zenium UK2 Limited which is discussed in note 20.

•
Professional fees incurred in relation to the disposal of the Group to CyrusOne, which completed in August 2018. Of the total cost of US$10,697,000, US$10,362,000 is accrued at year end – see accruals note 12. Total fees incurred are in relation to legal fees, investment banker fees, due diligence, tax and other financial related cost and company secretarial fees, all of which directly relate to the proposed sale of the Group.

•
The Imtech legal case was settled in February 2017 in relation to the ongoing case surrounding fit out works in Frankfurt One which resulted in an amount received of US$2,243,000 and a release of US$148,000 of the legal provision held in relation to legal fees for which a provision of US$30,000 remains, see note 13.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

19    Finance income and costs

2017
US$’000
Interest expense on bank borrowings	(1,872)
Interest expense on interest rate swap	(54)
Amortisation of debt issue costs (note 11)	(381)
Bank and other charges	(1,362)
Fair value loss on interest rate swap	(51)
Finance charge in respect of finance lease	(829)
Total finance costs	(4,549)

Interest income on short term deposits	68
Finance income	68

The above amounts relate to continuing operations. No finance income or costs were incurred in relation to discontinued operations.

20     Business combinations

(a) Summary of acquisition
On 20 March 2017, Zenium Holdings Limited acquired the issued share capital of ISDC Developments (No 3) Limited, a data centre development in Stockley Park which provides wholesale data solutions to the data centre market. The acquisition has increased the group’s market share in this industry and complements the group’s existing data storage and ongoing facility storage. On 20 March 2017, ISDC Developments (No 3) Limited changed its name to Zenium UK2 Limited.
Details of the purchase consideration, the net assets acquired and goodwill are as follows:

2017
Purchase consideration (20 (b))	US$’000
Cash paid	55,184
Advance payment – note 8	1,252
Total purchase consideration	56,436

In 2016, Zenium Holdings Limited made an advance payment of US$1,252,000 (£1,000,000). This amount was used by ISDC Developments (No 3) Limited to offset against consideration paid of US$56,436,000 (£46,000,000).

The Group subscribed for equity of US$34,000,000 (£27,425,000) to part fund the acquisition. On 20 March 2017, Zenium UK2 Limited also entered into a £48,700,000 (US$60,376,000) facility with Lombard of which £25,000,000 (US$30,994,000) was drawn on acquisition date. The cash received was used to repay the existing £22,162,000 (US$27,476,000) Deutsche Bank loan. The remaining cash was used to partly repay the intercompany loan due by ISDC Development (No 3) Limited £23,318,000 (US$28,909,000) and acquire the share capital as detailed below, offset by the advance payment made in 2016.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

20     Business combinations (continued)

The assets and liabilities recognised as a result of the acquisition are as follows:

	Acquired balance sheet	Fair value adjustments	Fair value
	US$’000	US$’000	US$’000
Property, plant and equipment	56,313	7,182	63,495
Intangible assets: customer contracts	-	5,483	5,483
Trade and other receivables	957	406	1,363
Finance lease liabilities	(16,848)	(1,779)	(18,627)
Trade and other payables	(718)	-	(718)
Accrued income	13,824	(12,883)	941
Deferred tax on fair value adjustments	-	(2,313)	(2,313)
Deferred income	(3,018)	1,659	(1,359)
Net identifiable assets acquired	50,510	(2,245)	48,265
Goodwill			8,171
Consideration paid			56,436

The goodwill generated on acquisition represents the excess paid after valuing all identifiable assets and liabilities. The additional consideration was paid due to the expected value from a future lease and synergies obtained from combining the entity into the wider Zenium Group. The customer contract is amortised over the remaining life of the lease of 10 years, see note 5.

The valuation techniques used for measuring the fair value of material assets acquired were as follows:

•
Property, plant and equipment – comprised of tangible equipment and finance leases. Tangible equipment is held at cost less accumulated depreciation which is deemed to be the fair value of the assets as depreciated replacement cost reflects adjustments for physical deterioration as well as functional and economic obsolescence, therefore no fair value adjustment was required. Acquired finance lease assets of US$11,445,000 are included within the above property, plant and equipment balance. The fair value is calculated using a discounted cash flow of rental payments at a discount rate of 7.5% with a resulting fair value adjustment of US$7,182,000. An equal and opposite finance liability is recognised below.

•
Intangibles assets - customer contract – the fair value is calculated using a projected invoiced revenue profile which has been measured using the income approach method. The discount rate used reflects the risk associated with the cash flows of the customer relationships. This rate was based on the WACC, WARA, and IRR, and considers the asset mix (and associated returns required on those assets) within the business. The customer contract is amortised over the remaining life of the contract of 10 years, see note 5.

•	Trade and other receivables – an adjustment was made for prepaid rent which is deemed to be a fair value adjustment as it is between the acquired balance sheet and post completion balance sheet.

•
Financial leases - the fair value of the finance lease liability is calculated using a discounted cash flow of future lease payments. An appropriate discount rate of 7.5% has been used to discount this to the present value. The finance lease asset is of equivalent value, as the rental payments are at a market rate.

•
Accrued income – the fair value of the accrued income has been measured using the income approach method and is consistent with the customer relationship valuation. There was a large rent-free period at the beginning of the contract therefore the adjustment is significant given the timing of the revaluation being after the rent-free period.

•	Deferred tax liabilities on fair value adjustments arises on the finance lease and customer contract fair value adjustments detailed above.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

20     Business combinations (continued)

(a) Summary of acquisition (continued)

•	Deferred income - the fair value of the deferred income has also been measured using the income approach method and adjusted on this basis.

The acquired business contributed revenues of US$5,377,000 and a net loss of US$2,733,000 to the Group for the period from 21 March to 31 December 2017. If the acquisition had occurred on 1 January 2017, pro-forma revenue and net loss for the year ended 31 December 2017 would have been US$7,169,000 and a net loss of US$3,644,000 respectively.

(b) Purchase consideration – cash outflow

2017
Outflow of cash to acquire company, net of cash acquired	US$’000
Cash consideration	55,184
Less: balances acquired
Cash	-
Bank overdraft	-
Net outflow of cash – investing activities	55,184

Acquisition-related costs:
Acquisition-related costs of US$1,078,000 that were not directly attributable to the issue of shares are included in other professional costs in profit or loss and in operating cash flows in the statement of cash flows.
21     Discontinued operations

(a)	Description

On 6 October 2017 EM SPC completed the sale of EM2 together with its subsidiary undertakings to Equinix (Netherlands) Holdings B.V. for consideration of US$93,000,000.
(b) Financial performance and cash flow information
The financial performance and cash flow information are presented below:

9 months ended 30 September 2017
US$’000
Revenue	1,568
Expenses	(3,800)
Loss before tax	(2,232)
Income tax expense	-
Loss after income tax on discontinued operations	(2,232)
Gain on sale of discontinued operations after income tax 21(c)	11,157
Gain/(loss) from discontinued operations, net of tax	8,925

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

21     Discontinued operations (continued)

Cash flows generated from/(used in) discontinued operations

9 months ended 30 September 2017
US$’000
Net cash used in operating activities	(4,062)
Net cash used in investing activities	89,409
Net cash from financing activities	-
Net cash flow	85,347

(c) Details of the sale of the subsidiary

9 months ended 30 September 2017
US$’000
Consideration received:
Cash Total transactions fees Minority interest ‘s share of transactions fees Buyer contribution to minority interest buy-back	93,000 (4,295) 1,879 500
Cash disposed of	(692)
90,392
Carrying amount of net assets sold, net of cash disposed of	(79,235)
Gain on sale before and after tax	11,157

A total of US$4,295,000 of transaction related expenses were incurred on the disposal of Zenium EM2 Limited and its subsidiaries. The minority interest’s share of these fees was US$1,879,000 and this amount is classified as a reduction in net dividend distributions made to minority interest following the disposal of EM2 Limited. The buyer also contributed US$500,000 directly to the minority interest.
The dividend distribution by Zenium EM SPC Limited following the disposal of Zenium EM2 Limited is not subject to Irish dividend withholding tax and therefore no tax expense is presented above.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

21     Discontinued operations (continued)

The carrying amounts of assets and liabilities as at the date of sale were:

2017
US$’000
Property, plant and equipment (note 4)	68,912
Non-current receivables	6,170
Trade and other receivables	701
Prepayments and accrued income	5,824
Cash and cash equivalents	692
Total assets	82,299

Trade and other payables	923
Other taxes	89
Accruals and deferred income	1,174
Deferred tax liabilities (note 6)	186
Total liabilities	2,372
As at 6 October 2017	79,927

22     Contingencies and commitments

The future aggregate minimum rentals payable under non-cancellable operating leases are, as prepared under IAS18, as follows:

2017
US$’000
No later than 1 year	1,435
Later than 1 year and no later than 5 years	5,473
Later than 5 years	35,142
Total	42,050

As at 31 December 2017 there is committed capex spend of US$56,718,000 relating to works committed through signed contracts with customers.

As described on page 4, Zenium Germany GmbH has a commitment to complete on the land purchase signed on 30 November 2017 to acquire two adjacent properties in Sossenheim for consideration of €16,000,000 (US$18,963,000), this completed on 29 June 2018.

Expenses for operating leases for the year ended 31 December 2017 were US$1,908,000.

No amounts in the year relate to discontinued operations.

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

23    Related party transactions

a)	Immediate and ultimate controlling party

The Group’s immediate and ultimate controlling party is Quantum Strategic Partners Limited (‘QSP’).

b)	Key management compensation

Key management of the Group as at 31 December 2017:

•	Franek Sodzawiczny CEO

•	Matt Pullen Managing Director

•	Julian King Commercial Director

•	Chester Reid CFO

This is unchanged by the acquisition or disposal in the year. At the year end the respective amounts were owed to the Group by key management as follows:

2017
US$’000
Franek Sodzawiczny	1,184
Matt Pullen	186
Julian King	55
Chester Reid	15
Total	1,440

The Group discharges employee income taxes on share awards relating to A and B ordinary shares and additional preference shares that were awarded to certain members of key management in line with the Company’s Investment Agreement. Key management are obliged to repay to the Group the employee PAYE and employee NIC discharged by the Group on their behalf. US$381,000 of the above amount relates to deferred consideration in respect of management’s subscription for common shares in Zenium EM SPC Limited. In addition to the above, US$168,000 is due from other non-key members of management and related parties.

The Company granted a 5 year loan to Franek Sodzawiczny on 21 April 2015. The interest rate is 5% per annum. The loan amount plus accrued interest is payable at either the expiry of the loan or at Franek Sodzawiczny’s discretion.

The transactions with key management during the year are:

2017
US$’000
Key management remuneration and other benefits
Wages and salaries	2,875
Social security	473
Pensions	76
Other benefits	54
Additional B preference shares	38
B preference shares	128
A and B ordinary share-based payments	693
Total	4,337

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

23    Related party transactions (continued)
All expense payments made to key management, were made on the basis of reimbursement of expenses incurred, grossed up for tax where expenses represent a taxable benefit. In 2017 these totalled US$342,000. No payments were made by way of taxable expense allowances, and no fees were waived in 2017.

As detailed in note 26, there was a distribution to the minority following the disposal of Zenium EM2 and its subsidiaries, as part of this transaction, the buyer contributed US$500,000 to the minority interest and the Group included additional payments to the minority interest of $1,557,000 as part of the agreement to exit the minority. There was also a share buy-back of minority interest in relation to the Turkish subgroup for US$1 to each minority interest, following the disposal of Zenium EM2 and its subsidiaries.

During the prior year shares were repurchased from Louise Jarvis, a previous member of key management, details are provided in note 10.

24    Subsidiary undertakings

The Company subsidiaries as at 31 December 2017 were:

Name	Country of incorporation and place of business	Activity
Directly held:
Zenium Holdings Limited (100% shareholding)	Ireland	Investment
Indirectly held:
Zenium Technology Partners Limited (100% shareholding) Zenium Technology Partners 2 Limited (62.4% shareholding)	UK UK	Service Co Service Co
Zenium Germany GmbH (100% shareholding)	Germany	Data centre
Echo 4 GmbH (100% shareholding)	Germany	Dormant
Zenium EMSPC Limited (62.4% shareholding)	Cayman	Holding Co
Zenium UK Limited (100%) Zenium UK2 Limited (100%)	UK UK	Data centre Data centre

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

25     Restricted cash

The Group has restricted cash of US$241,000 held as a reserve account and cash sweep for the Lombard debt facility entered into the year to fund Zenium UK2 Limited. In the prior year, restricted cash of US$1,066,000 was held as an estimated amount of funds required to cover the Group’s German entity’s projected net debt and operational cash out-flows over the following 12 month period. This was repaid in full in 2017 prior to the Bayern debt facility being repaid in full – see note 11 for further details.

26	Non-controlling interest

There is a non-controlling interest of US$420,000 as a result of the following transactions during the year:

•
On 6 October 2017 Zenium EM2 Limited and its subsidiaries were disposed of by Zenium EMSPC Limited. Subsequently, a share buy-back by Zenium Holdings Limited, of the minority interest’s shares in Zenium EMSPC Limited, then ensued. The minority interest held, by two external parties, in relation to Zenium EMSPC Limited, and also as a consequence the EM2 Limited sub-group, was settled at US$1 each. The buy-back occurred following a total distribution to the minority of $42,751,000, this distribution was made as follows:

o
US$40,694,000 to the minority interest, which was settled net of the minority interests share of transactions costs of US$1,879,000 (as detailed in note 21) and was in respect of net proceeds received on the sale of the Turkey data centre.

o	Further additional payments of US$2,057,000 were made to the minority interest. US$1,557,000 of this was paid directly by the Group and US$500,000 was paid from the buyer, Equinix, on behalf of Zenium, as detailed in note 21, as part of the agreement to exit the external minority interest.

•
US$39,000 remains in minority interest in relation to share capital of shares held by management in EM SPC and an associated US$381,000 of deferred consideration due on these shares, this is expected to be settled in Q1’2018.

Under the terms of Zenium EM SPC Limited’s shareholder agreement neither the preference shareholders nor the common shareholders are entitled to profits of Zenium EM SPC Limited until its directors declare a distribution of profits, which occurred as detailed above.

27     Events after the date of the financial position

On 23 February 2018 Zenium UK3 Limited was incorporated.

On 24 August 2018 acquisition of the share capital of the Group by CyrusOne Inc completed. As a result of this transaction, the Group’s ultimate controlling party is now CyrusOne Inc and Quantum Strategic Partners Limited cease to be involved with the Group.

A change in Directors was made on completion:

•	Franek Sodzawiczny (resigned 24 August 2018)

•	Srdjan Vukovic (resigned 24 August 2018)

•	Alex Fridlyand (resigned 24 August 2018)

•	Nigel Rogers (resigned 24 August 2018)

•	Robert Jackson (appointed 24 August 2018)

•	Erik Leban (appointed 24 August 2018)
Key management of the Group now includes:

•	Matt Pullen Managing Director

•	Julian King Commercial Director

•	Chester Reid CFO

Zenium Topco Limited

Notes to the consolidated financial statements (continued)

27     Events after the date of the financial position (continued)

On completion the following other items occurred:

•
Repayment of Lombard debt facility – the outstanding facility of $29,617k which include associated fees, was repaid to Lombard. This was settled with proceeds from the sale of the Group and therefore has been recognised as a capital contribution within TopCo.

•
Similarly, the loan from Quantum Strategic Partners Limited of $19,000,000 was repaid using sale proceeds. Interest of $392k had accrued to 24 August 2018 and as such, $19,392,000 has also been recognised as a capital contribution in TopCo.

•	The shareholder loans held by key management were repaid on completion, this includes the EM SPC deferred consideration. The total amounts repaid were $1,641,000.

•	Assets held by Zenium UK3 Limited including a power contract were novated to CyrusOne UK3 Limited prior to completion as part of the overall transaction.

•
Zenium Technology Partners 2 Limited, Zenium EM SPC Limited and Zenium UK3 Limited were then sold to a Quantum Strategic Partners Limited (“QSP”) subsidiary on 23 August 2018. These entities have no trading activity and immaterial assets and liabilities remaining. These entities will be liquidated by QSP.

•	Zenium Holdings Limited declared a dividend of $264,649 to Zenium EM SPC Limited prior to disposal of the entity.